As filed with the Securities and Exchange Commission on November 26, 2008
Registration No. 333-117115

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________________________________________________________

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________________________

ACCESS INTEGRATED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3720962
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Madison Avenue, Suite 300
Morristown, NJ 07960
(973) 290-0080

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________________________________________________
A. DALE MAYO
Chief Executive Officer and President
Access Integrated Technologies, Inc.
55 Madison Avenue, Suite 300
Morristown, NJ 07960
(973) 290-0080

(Name, address, including zip code and telephone number,
including area code, of agent for service)

With a copy to:

JONATHAN K. COOPERMAN, ESQ.
Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
(212) 808-7800

__________________________________________________________________________________________________________

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [_]                                                                                                                             Accelerated filer  [_]

Non-accelerated filer  [_] (Do not check if a smaller reporting company)                                              Smaller reporting company  [X]

________________________________________________________________

DEREGISTRATION OF SECURITIES

Access Integrated Technologies, Inc. (the “Registrant”) is filing this post-effective amendment to deregister securities registered for resale on Registration Statement on Form S-3, No. 333-117115 (the “Registration Statement”).  The Registration Statement registered the resale of 1,521,875 shares of Class A common stock, par value $0.001 per share, of the Registrant (the “Class A Common Stock”) by selling stockholders.  All securities which remain unsold under the Registration Statement are hereby deregistered.  As a result of this deregistration, no securities remain registered for resale pursuant to this Registration Statement.  The resale of these securities is being deregistered because the registration rights related to such securities have expired and the Registrant is no longer required to keep such registration effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, in the City of Morristown, State of New Jersey, on the [__] day of November, 2008.

ACCESS INTEGRATED TECHNOLOGIES, INC.

By:	/s/ Gary S. Loffredo
Gary S. Loffredo
Senior Vice President – Business Affairs, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
*	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 26, 2008
A. Dale Mayo

*	Senior Vice President – Facilities and Director	November 26, 2008
Kevin J. Farrell

/s/ Gary S. Loffredo	Senior Vice President – Business Affairs, General Counsel, Secretary and Director	November 26, 2008
Gary S. Loffredo

*	Senior Vice President – Accounting and Finance (Principal Financial Officer and Principal Accounting Officer)	November 26, 2008
Brian D. Pflug

*	Director	November 26, 2008
Robert Davidoff

*	Director	November 26, 2008
Wayne L. Clevenger

	Signatures	Title	Date
	*	Director	November 26, 2008
Matthew W. Finlay

	*	Director	November 26, 2008
Gerald C. Crotty

Director
Robert E. Mulholland

* By	/s/ Gary S. Loffredo
Gary S. Loffredo, as Attorney-in-Fact